Exhibit 32.1

              Certification Of Chief Executive Officer Pursuant To
                 18 U.S.C. Section 1350, As Adopted Pursuant To
                  Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of ABC Funding, Inc. (the "Company") for the quarter ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Alan Gaines, as Chief Executive Officer of the Company, and Richard Cohen, as Chief Financial Officer of the Company, each certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

      1. The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: November 12, 2007         By: /s/ Steven Barrenechea
                                     -------------------------------------------
                                     Steven Barrenechea, Chief Executive Officer
                                     ABC Funding, Inc.


Dated: November 12, 2007         By: /s/ Richard Cohen
                                     -------------------------------------------
                                     Richard Cohen, Chief Financial Officer
                                     ABC Funding, Inc.


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